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SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of August 20, 2007, by and among Acura Pharmaceuticals, Inc., a New York corporation with headquarters located at 616 N. North Court, Suite 120, Palatine, IL (the “Company”), and the investors listed on the Schedule of Investors attached hereto as Exhibits A-1 and A-2 (individually, an “Investor” and collectively, the “Investors”).

BACKGROUND

A. The Company and each Investor are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (including the staff thereof, the “SEC”) under the Securities Act.

B. Each Investor, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, the aggregate number of units (the “Units”) set forth opposite such Investor’s name on Exhibits A-1 and A-2 hereto, each such Unit consisting of (i) four shares (each a “Common Share,” collectively, the “Common Shares”) of the Common Stock, par value $0.01 per share, of the Company (the “Common Stock”) and (ii) one warrant (a “Warrant,” collectively, the “Warrants”) to purchase one (1) share of Common Stock, in substantially the form attached hereto as Exhibit F, for a purchase price of $1.08 per Unit (the “Purchase Price”). The shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are referred to herein as the “Warrant Shares.”

C. The Units, the Common Shares, the Warrants and the Warrant Shares issued pursuant to this Agreement are collectively referred to herein as the “Securities.”

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE 1

DEFINITIONS

1.1  Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

“Agent” has the meaning set forth in Section 3.1(l).

“Agreement” has the meaning set forth in the Preamble.

“Best Efforts” means the reasonable efforts that a prudent person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as reasonably practical; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Company to dispose of assets or make any change to its business, expend any material funds or incur any other material burden.

“Bridge Loans” means the loans in the principal amount of $10,544,000 made to the Company pursuant to the Loan Agreements dated June 22, 2005, September 16, 2005, November 9, 2005 and January 31, 2006 by and among the Company and one or more of the Bridge Lenders (and certain parties who have assigned such loans to the current Bridge Lenders effective immediately prior to the Closing).

“Bridge Lenders” means Michael Weisbrot, Susan Weisbrot, Dennis Adams, George Boudreau and GCE Holdings LLC (with GCE Holdings LLC as the transferee of Bridge Loans previously held by Galen Partners III, L.P., Galen Partners International III, L.P., Galen Employee Fund III, L.P., Essex Woodlands Health Ventures V, L.P., Care Capital Investments II, LP and Care Capital Offshore Investments II, LP).

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the date and time of the initial Closing and shall be on August 20, 2007 such date and time as is mutually agreed to by the Company and the Investors listed on Exhibit A-1.

“Closing Price” means, for any date, the closing price per share of the Common Stock for such date (or the nearest preceding date) on the primary Eligible Market, exchange or quotation system or OTC Bulletin Board on which the Common Stock is then listed or quoted.

“Company” has the meaning set forth in the Preamble.

“Company Counsel” means Seiden Wayne LLC.

“Common Shares” means the shares of Common Stock which are being issued and sold by the Company to the Investors pursuant to this Agreement.

“Common Stock” means the common stock of the Company, par value $0.01 per share.

“Disclosure Materials” has the meaning set forth in Section 3.1(g).

“Effective Date” means the date that the Registration Statement is first declared effective by the SEC.

“Effectiveness Period” has the meaning set forth in Section 6.1(b).

“8-K Filing” has the meaning set forth in Section 4.5.

“Eligible Market” means any of the New York Stock Exchange, the American Stock Exchange, The Nasdaq Global Market, The Nasdaq Global Select Market or The Nasdaq Capital Market.

“Environmental Laws” has the meaning set forth in Section 3.1(dd).

“Event” has the meaning set forth in Section 6.1(d).

“Event Payments” has the meaning set forth in Section 6.1(d).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Filing Date” means sixty (60) days after the Closing Date.

“Five Million Dollar Note” means the Secured Promissory Note in the principal amount of $5,000,000 issued by the Company on February 6, 2004, as amended on June 28, 2007, pursuant to the terms of that certain Loan Agreement dated as of March 29, 2000, as amended through June 28, 2007, between the Company and Galen Partners III, L.P., as agent.

“GAAP” has the meaning set forth in Section 3.1(g).

“Hazardous Materials” has the meaning set forth in Section 3.1(dd).

“Indebtedness” has the meaning set forth in Section 3.1(aa).

“Indemnified Party” has the meaning set forth in Section 6.4(c).

“Indemnifying Party” has the meaning set forth in Section 6.4(c).

“Insolvent” has the meaning set forth in Section 3.1(h).

“Intellectual Property Rights” has the meaning set forth in Section 3.1(t).

“Investor” has the meaning set forth in the Preamble.

“Lien” means any mortgage, lien, lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction.

“Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation and reasonable attorneys’ fees.

“Material Adverse Effect” means (i) a material adverse effect on the results of operations, assets, business, or financial condition of the Company and the Subsidiary, taken as a whole on a consolidated basis, or (ii) materially and adversely impair the Company’s ability to perform its obligations under any of the Transaction Documents, provided, that none of the following alone shall be deemed, in and of itself, to constitute a Material Adverse Effect: (i) a change in the market price or trading volume of the Common Stock or (ii) changes in general economic conditions or changes affecting the industry in which the Company operates generally (as opposed to Company-specific changes) so long as such changes do not have a materially disproportionate effect on the Company and its Subsidiary taken as a whole.

“Permits” has the meaning set forth in Section 3.1(v).

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, or joint stock company.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, or a partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A or Rule 430B promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Price” has the meaning set forth in the Preamble.

“Registrable Securities” means the Common Shares and the Warrant Shares issued or issuable pursuant to the Transaction Documents, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Registration Statement” means each registration statement required to be filed under Article VI, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Regulation D” has the meaning set forth in the Preamble.

“Required Effectiveness Date” means the date which is the earliest of (i) three (3) Trading Days after the SEC notifies the Company that (x) it does not intend to review the Registration Statement or (y) that the Registration Statement is no longer subject to further review and comment, as the case may be and (ii) one hundred and twenty (120) days after the Filing Date.

“Rule 144,” “Rule 144(k),” “Rule 172,” “Rule 415,” and “Rule 424” means Rule 144, Rule 144(k), Rule 172, Rule 415 and Rule 424, respectively, promulgated by the SEC pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” has the meaning set forth in the Preamble.

“SEC Approved Registrable Securities” means Registrable Securities other than SEC Non-Registrable Securities.

“SEC Non-Registrable Securities” means Registrable Securities excluded from the Registration Statement because the SEC has indicated through comment letters or otherwise that those securities are not eligible to be resold under Rule 415.

“SEC Reports” has the meaning set forth in Section 3.1(g).

“Securities” has the meaning set forth in the Preamble.

“Securities Act” has the meaning set forth in the Preamble.

“Shares” means shares of the Company’s Common Stock.

“Short Sales” has the meaning set forth in Section 3.2(h).

“Subsidiary” means any direct or indirect subsidiary of the Company.

“Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on the OTC Bulletin Board (or any successor thereto), or (c) if trading ceases to occur on the OTC Bulletin Board (or any successor thereto), any Business Day.

“Trading Market” means the OTC Bulletin Board, any Eligible Market or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Warrants and the Transfer Agent Instructions.

“Transfer Agent” means Continental Stock Transfer & Trust Company, or any successor transfer agent for the Company.

“Transfer Agent Instructions” means, with respect to the Company, the Irrevocable Transfer Agent Instructions, in the form of Exhibit E, executed by the Company and delivered to and acknowledged in writing by the Transfer Agent.

“Vivo” means Vivo Ventures Fund VI, L.P.

“Warrants” has the meaning set forth in the Preamble.

“Warrant Shares” has the meaning set forth in the Preamble.

ARTICLE 2

PURCHASE AND SALE

2.1  Closings. Subject to the terms and conditions set forth in this Agreement:

(a)  at the Closing the Company shall issue and sell to each Investor listed on on Exhibit A-1, and each such Investor shall, severally and not jointly, purchase from the Company, such number of Units for the price set forth opposite such Investor’s name on Exhibit A-1 hereto under the heading “Purchase Price”. The date and time of the Closing shall be 11:00 a.m., New York City Time, on the Closing Date. The Closing shall take place at the offices of the Company’s Counsel or such other location as is mutually agreed by the Company and a majority-in-interest of the Investors listed on Exhibit A-1; and

(b)  at a subsequent Closing to occur on or before August 31, 2007 (but only if there are Investors listed on Exhibit A-2 when this Agreement is executed by the Company), the Company shall issue and sell to each Investor listed on Exhibit A-2, if any, and each such Investor shall, severally and not jointly, purchase from the Company, such number of Units for the price set forth opposite such Investor’s name on Exhibit A-2 hereto under the heading “Purchase Price”. Each such subsequent Closing, if any, shall take place at the offices of the Company’s Counsel or such other location as is mutually agreed by the Company and a majority-in-interest of the Investors Exhibit A-2.

2.2  Closing Deliveries.

(a)  At each Closing, the Company shall deliver or cause to be delivered to each Investor participating in such Closing the following:

(i)  one or more stock certificates (or copies thereof provided by the Transfer Agent or a copy of an irrevocable instruction letter from the Company to the Transfer Agent to issue such stock certificates), free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof), evidencing such number of Common Shares (A) in the case of the initital Closing, set forth opposite such Investor’s name on Exhibit A-1 hereto under the heading “Common Shares,” and (B) in the case of the subsequent Closing, if any, set forth opposite such Investor’s name on Exhibit A-2 hereto under the heading “Common Shares,” in each case registered in the name of such Investor;

(ii)  a Warrant, issued in the name of such Investor, pursuant to which such Investor shall have the right (A) in the case of the initital Closing, to acquire such number of Warrant Shares set forth opposite such Investor’s name on Exhibit A-1 hereto under the heading “Warrant Shares” and (B) in the case of the subsequent Closing, if any, to acquire such number of Warrant Shares set forth opposite such Investor’s name on Exhibit A-2 hereto under the heading “Warrant Shares”;

(iii)  a legal opinion of Company Counsel dated as of the Closing Date, in the form of Exhibit C, executed by such counsel and delivered to the Investors; and

(iv)  duly executed Transfer Agent Instructions acknowledged by the Transfer Agent.

(b)  At the initial Closing, each Investor listed on Exhibit A-1 shall deliver or cause to be delivered to the Company the purchase price set forth opposite such Investor’s name on Exhibit A-1 hereto under the heading “Purchase Price” in United States dollars and in immediately available funds, by wire transfer to an account designated in writing to such Investor by the Company for such purpose, except that Bridge Lenders who are Investors shall pay all or part (to the extent their purchase price exceeds the amount of their Bridge Loans being converted) of the purchase price set forth opposite their names, through the conversion of the outstanding principal amount of the Bridge Loans, set forth on Exhibit A-3, and by signing a counterpart signature page hereto, such Bridge Lenders who are Investors, acknowledge that such Bridge Lender has not transferred any Bridge Loans, the Bridge Loans listed on Exhibit A-3 opposite its names have been paid in full and there are no other outstanding amounts owed such Bridge Lender on account of the Bridge Loans (subject to the payment of all accrued interest by the Company at the initial Closing). To the extent the conversion of the Bridge Loans hereunder is inconsistent in any way with the terms the Loan Agreements dated June 22, 2005, September 16, 2005, November 9, 2005 and January 31, 2006 by and among the Company and one or more of the Bridge Lenders, such agreements are hereby amended to permit such conversion on the terms described herein. In addition, the Company hereby agrees and acknowledges that it has consented to the transfer, effective immediately prior to the Closing, to GCE Holdings LLC of the Bridge Loans previously held by Galen Partners III, L.P., Galen Partners International III, L.P., Galen Employee Fund III, L.P., Essex Woodlands Health Ventures V, L.P., Care Capital Investments II, LP and Care Capital Offshore Investments II, LP.

(c)  At the subsequent Closing, if any, each Investor listed on Exhibit A-2 shall deliver or cause to be delivered to the Company the purchase price set forth opposite such Investor’s name on Exhibit A-2 hereto under the heading “Purchase Price” in United States dollars and in immediately available funds, by wire transfer to an account designated in writing to such Investor by the Company for such purpose.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1  Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors on and as of the date hereof as follows (which representations and warranties shall be deemed to apply, where appropriate, to each Subsidiary of the Company):

(a)  Subsidiaries. The Company has no Subsidiaries other than those listed in Schedule 3.1(a) hereto. Except as disclosed in Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any Lien and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b)  Organization and Qualification. Each of the Company and the Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite legal authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor the Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiary is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c)  Authorization; Enforcement. The Company has the requisite corporate authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders. Each of the Transaction Documents to which it is a party has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.

(d)  No Conflicts. The execution, delivery and performance of the Transaction Documents to which it is a party by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not, and will not, (i) conflict with or violate any provision of the Company’s or its Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or. except as disclosed in Schedule 3.1(d) hereto, give rise to any Debt Repayment Triggering Event, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or its Subsidiary is a party or by which any property or asset of the Company or its Subsidiary is bound, or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right would not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or its Subsidiary is subject (including, assuming the accuracy of the representations and warranties of the Investors set forth in Section 3.2 hereof, federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company or its Subsidiary is bound or affected, except to the extent that such violation would not reasonably be expected to have a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any peron acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or its Subsididary.

(e)  The Securities. The Securities are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and will not be subject to preemptive or similar rights of stockholders (other than those imposed by the Investors). The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon exercise of the Warrants. Assuming the accuracy of Section 3.2 of this Agreement, the offer, issuance and sale of the Shares, the Warrants and the Warrant Shares to the Investors pursuant to the Agreement, and in the case of the Warrant Shares, pursuant to the Warrants, are exempt from the registration requirements of the Securities Act.

(f)  Capitalization. As of the date hereof, the aggregate number of shares and type of all authorized, issued and outstanding classes of capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth in Schedule 3.1(f) hereto. All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance in all material respects with all applicable securities laws. Except as disclosed in Schedule 3.1(f) hereto: (i) none of the Company’s share capital is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) the Company does not have outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, and has not entered into any agreement giving any Person any right to subscribe for or acquire any, shares of Common Stock or securities or rights convertible or exchangeable into shares of Common Stock; (iii) except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution, price adjustment or other similar provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issuance and sale of the Securities will not trigger any such rights or otherwise obligate the Company or its Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Investors) and nor will it result in a right of any holder of the Company’s or its Subsidiary’s securities to adjust the exercise, conversion, exchange or reset price under any such securities; and (iv) the Company does not have any stock appreciation rights or “phantom stock” plans or arrangements or any similar plan or agreement, other than than its 2005 Restricted Stock Unit Award Plan, as amended. To the knowledge of the Company, except as specifically disclosed in the SEC Reports and in any Schedules filed by any reporting person pursuant to Rule 13d-1 or Rule 13d-2 of the Exchange Act or in Schedule 3.1(f) hereto,  no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of five percent (5%) of the outstanding Common Stock.

(g)  SEC Reports; Financial Statements. Except as set forth on Schedule 3.1(g), the Company has filed all reports required to be filed by it under Exchange Act Sections 13(a) or 15(d), for the two years preceding the date hereof on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension and has filed all reports required to be filed by it under Exchange Act Sections 13(a) or 15(d). Such reports required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, together with any materials filed or furnished by the Company under the Exchange Act, whether or not any such reports were required being collectively referred to herein as the “SEC Reports” and, together with this Agreement and the Schedules to this Agreement, the “Disclosure Materials”. As of their respective dates, the SEC Reports filed by the Company complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed by the Company, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent that information contained in an SEC Report has been revised or superseded by a later filed SEC Report. The financial statements of the Company included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing, except to the extent that information contained in an SEC Report has been revised or superseded by a later filed SEC Report. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements, the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiary as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. All material agreements to which the Company or its Subsidiary is a party or to which the property or assets of the Company or its Subsidiary are subject are included as part of or identified in the SEC Reports, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the SEC.

(h)  Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports or in Schedule 3.1(h) hereto, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice or (B) other liabilities that would not, individually or in the aggregate, have a Material Adverse Effect, (iii) the Company has not altered its method of accounting or the changed its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (except for repurchases by the Company of shares of capital stock held by employees, officers, directors, or consultants pursuant to an option of the Company to repurchase such shares upon the termination of employment or services), (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock-based plans, (vi) sold any assets, individually or in the aggregate, in excess of $1,000,000 outside the ordinary course of business, (vii) had capital expenditures, individually or in the aggregate, in excess of $1,000,000; or (viii) the Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company, after giving effect to the transactions contemplated hereby to occur at all of the applicable Closings, will not be Insolvent (as defined below). For purposes of this Section 3.1(h), "Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness (as defined in Section 3.1(aa)), (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(i)  Absence of Litigation. There is no Proceeding, or, to the Company’s knowledge, inquiry or investigation, before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or its Subsidiary that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j)  Compliance. Except as described in Schedule 3.1(j), neither the Company nor its Subsidiary, except in each case as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or its Subsidiary under), nor has the Company or its Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority.

(k)  Title to Assets. The Company and the Subsidiary have title to all real property owned by them that is material to the business of the Company and the Subsidiary and title in all personal property owned by them that is material to the business of the Company and the Subsidiary, in each case free and clear of all Liens, except for Liens securing the Bridge Loans and the Five Million Dollar Note and the related transaction documents and except for Liens that do not, individually or in the aggregate, have or result in a Material Adverse Effect. Any real property and facilities held under lease by the Company and the Subsidiary are held by them under valid, subsisting and enforceable leases of which the Company and its Subsidiary are in material compliance, except where non-compliance would not individually or in the aggregate have a Material Adverse Effect.

(l)  No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commission (other than for persons engaged by any Investor or its investment advisor) relating to or arising out of the issuance of the Securities pursuant to this Agreement. The Company shall pay, and hold each Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any such claim for fees arising out of the issuance of the Securities pursuant to this Agreement. The Company acknowledges that it had previously engaged Thomas Weisel Partners LLC as its placement agent (the “Agent”) in a financing, and as such the Company may pay Thomas Weisel Partners LLC fees (in an amount not yet determined) in connection with the transactions contemplated by this Agreement.

(m)  Private Placement; FIRPTA. Neither the Company nor any of its Affiliates nor, any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market. The Company is not required to be registered as, a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.

(n)  Intentionally Omitted.

(o)  Listing and Maintenance Requirements. The Company has not, in the twelve (12) months preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance with all such listing and maintenance requirements, if any.

(p)  Registration Rights. Except as described in the SEC Reports or Schedule 3.1(p), the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not been satisfied or waived.

(q)  Application of Takeover Protections. Except as described in Schedule 3.1(q), there is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could become applicable to any of the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Securities and the Investors’ ownership of the Securities.

(r)  Disclosure. All disclosure provided by the Company in writing to the Investors regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the Company’s knowledge, except for the transactions contemplated by this Agreement, no event or circumstance has occurred or information exists with respect to the Company or its Subsidiary or its or its Subsidiary’s business, properties, operations or financial condition, which, under applicable law, rule or regulation, required public disclosure or announcement by the Company prior to the date hereof but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that no Investors makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those set forth in the Transaction Documents and other than those with respect to transactions contemplated by the Transaction Documents.

(s)  Acknowledgment Regarding Investors’ Purchase of Securities. Based upon the assumption that the transactions contemplated by this Agreement are consummated in all material respects in conformity with the Transaction Documents, the Company acknowledges and agrees that each of the Investors is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Investor or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investors’ purchase of the Securities. The Company further represents to each Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives. The Company further acknowledges that no Investor has made any promises or commitments other than as set forth in this Agreement and the other Transaction Documents to which it is a party, including any promises or commitments for any additional investment by any such Investor in the Company.

(t)  Patents and Trademarks. To the Company’s knowledge, the Company and its Subsidiary own all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted except as would not reasonably be expected to have a Material Adverse Effect. None of the Company’s Intellectual Property Rights are expected to expire or terminate, within the next three years from the date of this Agreement except as would not reasonably be expected to have a Material Adverse Effect. The Company does not have any knowledge of any infringement by the Company or its Subsidiary as such business is now conducted of valid Intellectual Property Rights of others, except as would not reasonably be expected to have a Material Adverse Effect. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or its Subsidiary regarding its Intellectual Property Rights, which could reasonably be expected to have a Material Adverse Effect.

(u)  Insurance. The Company and its Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as, in the judgement of the Company’s management, are prudent and customary in the businesses and location in which the Company and its Subsidiary are engaged.

(v)  Regulatory Permits. The Company and its Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports (“Permits”), except where the failure to possess such permits is not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and neither the Company nor its Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Permit.

(w)  Transactions With Affiliates and Employees. Except as set forth or incorporated by reference in the SEC Reports, none of the officers, directors or employees of the Company is presently a party to any transaction (other than the transactions contemplated by the Transaction Documents) that would be required to be reported pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

(x)  Internal Accounting Controls. The Company and the Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(y)  Sarbanes-Oxley Act. The Company is in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

(z)  Foreign Corrupt Practices. Neither the Company nor its Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or its Subsidiary has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(aa)  Indebtedness. Except as disclosed in the SEC Reports or in Schedule 3.1(aa), neither the Company nor its Subsidiary (i) has any material outstanding Indebtedness (as defined below) or (ii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect. “Indebtedness”of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property) and (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease.

(bb)  Employee Relations. Neither the Company nor its Subsidiary is a party to any collective bargaining agreement or employs any member of a union. The Company believes that its relations with its employees are as disclosed in the SEC Reports. The Company is not aware that any executive officer has a present intention to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any executive officer.

(cc)  Labor Matters. The Company and its Subsidiary are in compliance in all material respects with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(dd)  Environmental Laws. The Company and its Subsidiary (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failiure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively,” Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(ee)  FDA Compliance. Except as provided in the Disclosure Materials, the Company is conducting its business in compliance with the rules and regulations of the United States Food and Drug Administration (the “FDA”) and all applicable federal, state and local laws, orders, rules, regulations, directives, decrees and judgments of each of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal laws and regulations governing health, sanitation, safety, zoning and land use, except where the failure to be so in compliance would not have a Material Adverse Effect. There are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings before the FDA or any other federal, state, local or foreign governmental bodies that involve or effect the Company, its existing products, product candidates or its Subsidiary which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably likely to result in a Material Adverse Effect.

(ff)  Subsidiary Rights. Except as set forth in Schedule 3.1(ff), the Company has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiary.

(gg)  Tax Status. The Company and its Subsidiary (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, to the extent the final deadlines for which were on or before the date hereof, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except where the failure to file, pay or make such set asides would not have a Material Adverse Effect.

(hh)  Investment Company. The Company is not now, and after the sale of the Securities under the Transaction Documents and the application of net proceeds from the sale of the Securities described in Section 4.6 herein will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.2  Representations, Warranties and Covenants of the Investors. Each Investor hereby, as to itself only and for no other Investor, represents, warrants and covenants to the Company as follows as of the date hereof:

(a)  Organization; Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership or other power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Investor of the Securities hereunder has been duly authorized by all necessary corporate, partnership or other action on the part of such Investor. This Agreement has been duly executed and delivered by such Investor and constitutes the valid and binding obligation of such Investor, enforceable against it in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.

(b)  No Public Sale or Distribution. Such Investor is (i) acquiring the Common Shares and the Warrants and (ii) upon exercise of the Warrants will acquire the Warrant Shares issuable upon exercise thereof for its own account as principal and not with a view towards distributing or reselling such securities except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws and such Investor does not have a present arrangement to effect any distribution of the Securities to or through any person or entity; provided, however, that by making the representations herein, such Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. Each Investor will complete or cause to be completed and delivered to the Company on or prior to August 27, 2007, the Registration Statement Questionnaire attached hereto as Exhibit B-2 for use in preparation of the Registration Statement, and the responses provided therein shall be true and correct in all material respects as of the Closing Date and, unless such Registration Statement Questionnaire has been otherwise amended and/or supplemented, will be true and correct as of the effective date of the Registration Statement.

(c)  Investor Status. At the time such Investor was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Investor is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of the NASD, Inc. or an entity engaged in the business of being a broker dealer. Except as otherwise disclosed in writing to the Company on Exhibit B-2 (attached hereto) on or prior to August 27, 2007, such Investor is not affiliated with any broker dealer registered under Section 15(a) of the Exchange Act, or a member of the NASD, Inc. or an entity engaged in the business of being a broker dealer.

(d)  Experience of Such Investor. Such Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Investor understands that it must bear the economic risk of this investment in the Securities indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

(e)  Access to Information. Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiary and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents. Such Investor acknowledges receipt of copies of the SEC Reports.

(f)  No Governmental Review. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g)  No Conflicts. The execution, delivery and performance by such Investor of this Agreement and the consummation by such Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Investor, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such that are not material and do not otherwise affect the ability of such Investor to consummate the transactions contemplated hereby.

(h)  Prohibited Transactions. No Investor, directly or indirectly, and no Person acting on behalf of or pursuant to any understanding with any Investor, has engaged in any purchases or sales of any securities, including any derivatives, of the Company (including, without limitation, any Short Sales involving any of the Company’s securities) (a “Transaction”) since the time that such Investor was first contacted by the Company, the Agent or any other Person regarding the sale of Securities as contemplated under the Transaction Documents. Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with such Investor will engage, directly or indirectly, in any Transactions prior to the time the transactions contemplated by this Agreement are publicly disclosed. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.

(i)  Restricted Securities. The Investors understand that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

(j)  Legends. It is understood that, except as provided in Section 4.1(b) of this Agreement, certificates evidencing such Securities may bear the legend set forth in Section 4.1(b).

(k)  No Legal, Tax or Investment Advice. Such Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Units constitutes legal, tax or investment advice. Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Units.

(l)  Reliance on Exemptions. Such Investor understands that the Units are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Units.

(m)  Risk of Loss. Such Investor understands that its investment in the Units involves a significant degree of risk, including a risk of total loss of Investor’s investment, and the Investor has full cognizance of and understands all of the risk factors related to Investor’s purchase of the Units, including, but not limited to, those set forth under or incorporated by reference in the caption “Risk Factors” or “Risk Factors Relating to the Company” in the SEC Reports. The Investor understands that the market price of the Common Stock has been volatile and that no representation is being made as to the future value of the Common Stock. The Investor has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Units and has the ability to bear the economic risks of an investment in the Units.

ARTICLE 4

OTHER AGREEMENTS OF THE PARTIES

4.1  Transfer Restrictions.

(a)  The Investors covenant that the Securities will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Securities other than (1) pursuant to an effective registration statement (2) to the Company or (3) pursuant to Rule 144(k), the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, reasonably acceptable to the Company. the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its Transfer Agent, without any such legal opinion, any transfer of Securities by an Investor to an Affiliate of such Investor, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act and provided that such Affiliate does not request any removal of any existing legends on any certificate evidencing the Securities.

(b)  The Investors agree to the imprinting, so long as is required by this Section 4.1(b), of the following legend on any certificate evidencing any of the Securities:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE“ SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

Certificates evidencing Securities shall not be required to contain such legend or any other legend (i) while a registration statement (including the Registration Statement) covering the resale of the Securities is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144, (iii) if the Securities are eligible for sale under Rule 144(k), or (iv) if the holder provides the Company with a legal opinion reasonably acceptable to the Company to the effect that the legend is not required under applicable requirements of the Securities Act. The Company shall use its Best Efforts to cause its counsel to issue the legal opinion included in the Transfer Agent Instructions to the Transfer Agent on the Effective Date. Following the Effective Date or at such earlier time as a legend is no longer required for certain Securities, the Company will no later than three Trading Days following the delivery by an Investor to the Company or the Transfer Agent of (i) a legended certificate representing such Securities, and (ii) an opinion of counsel to the extent required by Section 4.1(a), use its Best Efforts to deliver or cause to be delivered to such Investor a certificate representing such Securities that is free from the legend referred to above. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section. If within three (3) Trading Days after the Company’s receipt of a legended certificate and the other documents as specified in clauses (i) and (ii) of the paragraph immediately above, the Company shall fail to issue and deliver to such Investor a certificate representing such Securities that is free from the legend referred to above, and if on or after such third Trading Day the Investor purchases (in an open market transaction) shares of Common Stock to deliver in satisfaction of a sale by the Investor of shares of Common Stock that the Investor anticipated receiving from the Company without any restrictive legend (the “Covering Shares”), then the Company shall, within three (3) Trading Days after the Investor’s request, pay cash to the Investor in an amount equal to the excess (if any) of the Investor’s total purchase price (including reasonable brokerage commissions, if any) for the Covering Shares, over the product of (A) the number of Covering Shares, times (B) the closing sale price on the date of delivery of such certificate.

(c)  The Company acknowledges and agrees that an Investor may from time to time pledge or grant a security interest in some or all of the Securities in connection with a bona fide margin agreement or other loan or financing arrangement secured by the Securities, and if required under the terms of such agreement, loan or arrangement, the Company will not object to and shall permit such Investor to transfer pledged or secured Securities to the pledges or secured parties, provided such Investor is an “Accredited Investor” under Rule 501(a) of the Securities Act. Such a pledge or transfer would not be subject to approval of the Company, no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith, and no notice shall be required of such pledge. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

4.2  Furnishing of Information. During the time the Registration Statement is required to be effective, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of any Investor, the Company shall deliver to such Investor a written confirmation of a duly authorized officer as to whether it has complied with the preceding sentence. As long as any Investor owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordinace with paragragh (c) of Rule 144 such information as required for the Investors to sell the Secuirites under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request to satisfy the provisions of Rule 144 applicable to the issuer of securities relating to transactions for the sale of securities pursuant to Rule 144.

4.3  Integration. The Company shall not, and shall use its Best Efforts to ensure that no Affiliate thereof shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

4.4  Reservation of Securities. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations to issue Shares under the Transaction Documents. In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations to issue such Shares under the Transaction Documents, the Company shall promptly take such actions as may be required to increase the number of authorized shares.

4.5  Securities Laws Disclosure; Publicity. The Company shall, on or before 8:30 a.m., New York time, on the first Trading Day following execution of this Agreement, issue a press release disclosing all material terms of the transactions contemplated hereby. Within one Trading Day following the Closing Date, the Company shall file a Current Report on Form 8-K with the SEC (the “8-K Filing”) describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K the Transaction Documents (including the names, and addresses of the Investors and the amount(s) of Securities respectively purchased) and the form of Warrants, in the form required by the Exchange Act. The Company shall, at least one (1) Trading Day prior to the filing or dissemination of the press release and Form 8-K described above, provide a copy thereof to the Investors for their review. Thereafter, the Company shall timely file any filings and notices required by the SEC or applicable law with respect to the transactions contemplated hereby. Except as provided above, and except with respect to Bridge Lenders and as otherwise disclosed by the Company in any filings with the SEC which identify an Investor as the purchaser or holder of its securities, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in a press releases or any filing with the SEC or any regulatory agency or Trading Market, without the prior written consent of such Investor, except to the extent such disclosure is required by law or Trading Market regulations (including the filing of the final Transaction Documents (including signature pages thereto) with the SEC). The Company shall not, and shall cause the Subsidiary and its and each of the Subsidiary’s respective officers, directors, employees and agents not to, provide any Investor with any material non-public informaton regarding the Company or its Subsidiary from and after the filing of the 8-K Filing without the express written consent of such Investor, except to the extent the Investor has a designee on the Board of Directors of the Company or an observer then entitled to attend meetings of the Board of Directors. In the event of a breach of the foregoing covenant by the Company, its Subsidiary, or any of its or its Subsidiary’s respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, an Investor shall have the right to require the Company to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material non-public information.

4.6  Use of Proceeds. The Company intends to use the net proceeds from the sale of the Securities for working capital and general corporate purposes. The Company also may use a portion of the net proceeds, currently intended for general corporate purposes, to acquire or invest in technologies, products, services or businesses that complement its business, although the Company has no present commitments with respect to these types of transactions. Pending these uses, the Company intends to invest the net proceeds from this offering in short-term, interest-bearing, investment-grade securities, or as otherwise pursuant to the Company’s customary investment policies.

4.7  No Additional Issuances and Registrations. The Company agrees not to sell, offer or agree to sell, any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, or file or cause to be declared effective a registration statement under the Securities Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, for a period of 30 days after the Effective Date, except for (i) the registration of the Registrable Securities, (ii) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the SEC Reports, (iii) the issuance of equity incentives to employees, (iv) issuances of shares of Common Stock or any securities convertible into or exercisable for Common Stock in connection with a strategic licensing arrangement, corporate partnering transaction or similar collaboration; (v) agreements to issue shares of Common Stock or any securities convertible into or exercisable for Common Stock, and the issuance of shares of Common Stock, in connection with an acquisition, by merger or consolidation with, or by purchase of all or a substantial portion of the assets of, or by any other manner, of any business or corporation, partnership, association or other business organization or division thereof; (vi) any registration of securities on Form S-4 or S-8 or similar forms; and (vii) any post-effective amendments to registration statements effective as of the Effective Date.

4.8  Exercise Procedures. Except as qualified by the Warrants or the form of Exercise Notice included in the Warrants, the Warrants or the form of Exercise Notice included in the Warrants set forth the totality of the procedures required by the Investors in order exercise the Warrants. No additional legal opinion or other information or instructions shall be necessary to enable the Investors to exercise their Warrants. The Company shall honor exercises of the Warrants and shall deliver the Warrant Shares in accordance with the terms, conditions and time periods set for in the Transaction Documents.

4.9  Return of Bridge Notes. The Bridge Lenders, who are Investors, agree to promptly after the applicable Closing, return all notes representing Bridge Loans that have been used to pay the purchase price hereunder to the Company marked cancelled or provide the Company with a customery affidavit of loss for same, acknowledging the cancellation of said notes and agree to take all actions necessary to release all liens and terminate all financing statements relating to such loans.

4.10  Listing on Market. The Company will use commercially reasonable efforts to achieve and maintain a listing for its Common Stock on an Eligible Market and, upon request of any Investor who purchases at least $2,000,000 of Units hereunder (and has not disposed of more than half of the Common Shares and Warrant Shares included in such Units), will reasonably consult with such Investor and keep such Investor informed regarding such efforts and progress towards such listing. Notwithstanding anything to the contrary in this Section 4.10, during any period when the Board of Directors of the Company determines in good faith that such a listing is not commercially reasonable or a practical possibility (including by reason of sale of the Company (by way of merger or otherwise) or its assets), the Company may defer such listing efforts until such time as the Board no longer believes in good faith that such impractibility or lack of commercial reasonableness exists. Notwithstanding anything to the contrary in this Agreement the sole remedy available to Investors for breach of this provision is specific performance. The provisions of this Section 4.10 may waived by Investors holding the majority-in-interest of Registrable Securities. The provisions of this section 4.10 will expire five years from the date hereof.

ARTICLE 5

CONDITIONS

5.1  Conditions Precedent to the Obligations of the Investors. The obligation of each Investor to acquire Securities at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of, each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the date of the initial Closing as though made on and as of such date;

(b) Performance. The Company and each other Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the initial Closing; the Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Common Shares and the Warrants;

(c) Transfer Agent Instructions. The Company shall have delivered to such Buyer a copy of the Transfer Agent Instructions, in the form of Exhibit E attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company's transfer agent;

(d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or government authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(e) Adverse Changes. Since the date of excecution of this Agreement and prior to the initial Closing, no event or series of events shall have occurred that reasonably would be expected to have or result in a Material Adverse Effect;

(f) Amount Proceeds. This Agreement shall provide for at least $14,000,000.00 (excluding the conversion, if any, of Bridge Loans hereunder) of gross proceeds from the sale of the Securities, at both Closings combined;

(g) Amendments to Five Million Dollar Note. The Five Million Dollar Note shall be amended and restated in the form attached hereto as Exhibit G;

(h) Conversion of Bridge Notes. The principal amount of the outstanding Bridge Loans made by each of the Bridge Lenders shall be converted into Units in accordance with this Agreement (with all accrued and unpaid interest to be paid by the Company at the initial Closing);

(i) Management Rights. The Company shall have delivered to Vivo a management rights letter in form and substance satisfactory to Vivo. Such letter shall, among other things, permit Vivo to designate an individual to serve as a non-voting observer with respect to the Company’s Board of Directors;

(j) Consent regarding Registration Rights. Care Capital Investments II, LP, Care Capital Offshore Investments II, LP, Essex Woodlands Health Ventures, L.P. (except to the extent it is an Investor), Galen Partners International III, L.P., Galen Partners III, L.P., Galen Employee Fund III, L.P.and GCE Holdings LLC shall have provided the required consent under their existing registration rights to allow the Company to grant the registration rights provided in this Agreement.

(k) Officer’s Certificate. The Investor shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the matters set forth in 5.1(a) and 5.1(b) in the form attached hereto as Exhibit G;

(l) Secretary’s Certificate. The Company shall have delivered to each Investor a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3.1(c) as adopted by the Company's Board of Directors, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit H;

(m) Listing. The Common Stock shall not have been suspended, as of the Closing Date, by the SEC from trading on the OTC Bulletin Board nor shall suspension by the SEC have been threatened, as of the Closing Date; and

(n) Good Standing. The Company shall have delivered to the Investors a certificate evidencing the incorporation and good standing of the Company in the Company's state of incorporation issued by the Secretary of State as of a date within 10 days of the Closing Date.

5.2  Conditions Precedent to the Obligations of the Company

. The obligation of the Company to sell the Securities at a particular Closing to an Investor is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a) Receipt of Payment. Such Investor shall have delivered payment of the purchase price to the Company for the Securities being issued to such Investor hereunder;

(b) Representations and Warranties. The representations and warranties of the Investors contained herein shall be true and correct in all material respects as of the date when made and as of the date of the initial Closing as though made on and as of such date; and

(c) Performance. Such Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investors at or prior to the applicable Closing.

ARTICLE 6

REGISTRATION RIGHTS

6.1  Registration Statement.

(a)  As soon as practicable and in any event, on or prior to the Filing Date, the Company shall prepare and file with the SEC a Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be the appropriate Form (or, in the event the Company otherwise qualifies, on Form S-3) and shall contain (except if otherwise directed by the Investors or requested by the SEC) the “Plan of Distribution” in substantially the form attached hereto as Exhibit D.

(b)  The Company shall use its Best Efforts to cause the Registration Statement covering SEC Approved Registrable Securities to be declared effective by the SEC as promptly as practical after the filing thereof, but in any event prior to the Required Effectiveness Date, and shall use its Best Efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of (i) the date that all Common Shares and Warrant Shares covered by such Registration Statement have been sold, or (ii) the fifth anniversary of the Closing Date (the “Effectiveness Period”); provided that, upon notification by the SEC that a Registration Statement will not be reviewed or is no longer subject to further review and comments, the Company shall request acceleration of such Registration Statement within three (3) Trading Days after receipt of such notice and request that it becomes effective on 4:00 p.m. New York City time on the Effective Dave and file a prospectus supplement for any Registration Statement, whether or not required under Rule 424 (or otherwise), by 9:00 a.m. New York City time the day after the Effective Date. Notwithstanding the foregoing or anything to the contrary in this Agreement, the Company shall not be required to include in any Registration Statement any shares that are eligible to be sold by their holder without restriction under Rule 144(k), or any equivalent successor rule.

(c)  The Company shall notify the Investors in writing promptly (and in any event within two (2) Trading Days) after receiving notification from the SEC that the Registration Statement has been declared effective.

(d)  Should an Event (as defined below) occur, then upon the occurrence of such Event, and on every monthly anniversary thereof until the applicable Event is cured, as relief for the damages suffered therefrom by the Investors (the parties hereto agreeing that the liquidated damages provided for in this Section 6.1(d) constitute a reasonable estimate of the damages that may be incurred by the Investors by reason of the Event and that such liquidated damages represent the exclusive monetary remedy for the Investors for damages suffered due to an Event), the Company shall pay to each Investor an amount in cash, as liquidated damages and not as a penalty, equal to one-twentieth of a percent (0.05%) of (i) the number of SEC Approved Registrable Securities held by such Investor as of the date of such Event, multiplied by (ii) the purchase price paid by such Investor for such SEC Approved Registered Securities then held, for each day that an Event has occurred, excluding the day on which such Event has been cured. The payments to which an Investor shall be entitled pursuant to this Section 6.1(d) are referred to herein as “Event Payments.” In the event the Company fails to make Event Payments in a timely manner, such Event Payments shall bear interest at the rate of one percent (1.0%) per month (prorated for partial months) until paid in full.All pro rated calculations made pursuant to this paragraph shall be based upon the actual number of days in such pro rated month. Notwithstanding the foregoing provisions, in no event shall the Company be obligated to pay such liquidated damages (a) to more than one Investor in respect of the same Securities for the same period of time or (b) in an aggregate amount that exceeds 9.9% of the purchase price paid by such Investor for its Securities pursuant to this Agreement, as set forth opposite such Investor’s name on Exhibits A-1 and A-2 hereto under the heading “Purchase Price” (including the amount of principal converted as set forth in Exhibit A-3).

For such purposes, each of the following shall constitute an“Event”:

(i) the Registration Statement is not filed on or prior to the Filing Date or is not declared effective on or prior to the Required Effectiveness Date except (A) as provided for in Section 6.1(e) or Section 6.1(f), (B) the SEC (whether by means of a comment letter provided by the SEC relating to the Registration Statement or otherwise) makes a determination that the registration of the Registrable Securities under the Registration Statement may not be appropriately characterized as secondary offerings that are eligible to be made on a shelf basis under Rule 415, (C) if the Company is involved in a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act or (D) in the event of a merger or consolidation of the Company or a sale, license or other disposition of more than fifty percent (50%) of the assets of the Company in one or a series of related transactions; or

(ii) on and after the Effective Date, an Investor is not permitted to sell SEC Approved Registrable Securities under the Registration Statement (or a subsequent Registration Statement filed in replacement thereof) for any reason (other than the fault of such Investor) for ten (10) or more consecutive Trading Days or more than thirty (30) Trading Days, in the aggregate, in any 365 day period, except as provided in Section 6.1(e) or Section 6.1(f).

(e)  Notwithstanding anything in this Agreement to the contrary, after the initial Registration Statement filed and declared effective pursuant to this Agreement, the Company may, by written notice to the Investors, suspend sales under a Registration Statement after the Effective Date thereof and/or require that the Investors immediately cease the sale of shares of Common Stock pursuant thereto if the Company is engaged in a material merger, acquisition, or sale or license transaction and the Board of Directors determines in good faith, by appropriate resolutions, that, as a result of such activity, (A)(x) it would be materially detrimental to the Company (other than as relating solely to the price of the Common Stock) to allow such sales under a Registration Statement at such time and (y) it is in the best interests of the Company to restrict such sales or defer proceeding with such registration at such time, or (B) it would be materially detrimental to the Company (other than as relating solely to the price of the Common Stock) to amend or supplement an effective Registration Statement or the related prospectus to disclose such activity or information, as applicable. Upon receipt of such notice, each Investor shall immediately discontinue any sales of Registrable Securities pursuant to such registration until such Investor is advised in writing by the Company that the current Prospectus or amended Prospectus, as applicable, may be used. In no event, however, shall this right be exercised to suspend sales beyond the period during which (in the good faith determination of the Company’s Board of Directors) the failure to require such suspension would be materially detrimental to the Company. The Company’s rights under this Section 6(e) may be exercised for a period of no more than twenty (20) Trading Days at a time and not more than three times in any twelve (12) month period, without such suspension being considered as part of an Event Payment determination. Immediately after the end of any suspension period under this Section 6(e), the Company shall make its Best Efforts (including filing any required supplemental prospectus) to restore the effectiveness of the applicable Registration Statement and the ability of the Investors to publicly resell their Registrable Securities pursuant to such effective Registration Statement.

(f)  Notwithstanding anything in this Agreement to the contrary, so long as the Registration Statement is on Form S-1 or on any other form that does not allow for forward incorporation by reference of reports and other materials filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act, the Company may suspend sales under such Registration Statement (an “Updating Delay”) (i) for the period commencing at the time that the Company disseminates a press release announcing its preliminary financial results for any fiscal period and ending on the third Trading Day after the earlier of (A) the date that the related report on Form 10-K or 10-Q, as applicable, under the Exchange Act is filed with the SEC and (B) the date on which such report is required to be filed under the Exchange Act (giving effect to Rule 12b-25 promulgated thereunder); (ii) for the period commencing at the time that the Company disseminates a press release announcing a material development and ending on the third Trading Day after the earlier of (A) the date that the related report on Form 8-K is filed with the SEC and (B) the date on which such report is required to be filed under the Exchange Act (giving effect to Rule 12b-25 promulgated thereunder), and (iii) to the extent necessary to allow any post-effective amendment to the Registration Statement or supplement to the Prospectus to be prepared and, if necessary, filed with the SEC and, in the case of a post-effective amendment, declared effective. The Company will use commercially reasonable efforts to minimize periods during which the Registration Statement is not effective.

(g)  The Company shall not, from the date hereof until the Effective Date of the Registration Statement, prepare and file with the SEC a registration statement relating to an offering for cash for its own account under the Securities Act of any of its equity securities, other than any registration statement or post-effective amendment to a registration statement (or supplement thereto) relating to the Company’s employee benefit plans registered on Form S-8.

(h)  In the event that the Company is required by the SEC to exclude a portion of the Registrable Securities from the Registration Statement, if requested by an Investor holding Regsitrable Securities so excluded, the Company will use its Best Efforts to file an additional registration statement covering such excluded Registrable Securities at the earliest permitted time allowed by the SEC (with, in the event the SEC permits some but not all of such excluded Registrable Securities to be included in such additional registration, successive additional registration(s) until all Registrable Securities have been included in additional registration statements), and to use its Best Efforts to cause such registration statement(s) to be declared effective as promptly as practical by the SEC; provided, however that (i) the Company shall not be requied to file a registration statement pursuant to this Section 6.1(h) until the earliest date permitted by the SEC following the effectiveness of the Registration Statement filed pursuant to Section 6.1(a), and (ii) the Effectiveness Period for each such Registration Statement shall be as provided in Section 6.1(b).

(i)  Notwithstanding anything to the contrary in this Agreement, an Investor shall have the right to require the Company to exclude all or any portion of such Investor’s Registrable Securities from any Registration Statement, by written notice to the Company (in which event such Registrable Securities shall be treated as if they were SEC Non-Registable Securities; provided, that the Company shall not be required to file a new registration statement for such excluded shares pursuant to Section 6.1(h) unless the Investor requests that such shares be excluded because such Investor has a reasonable belief that (x) inclusion of such Registrable Securities in the Registration Statement could subject such Investor to underwriter liability, or (y) the SEC will impose restrictions and terms on the disposition of such Registrable Securities that are materially inconsistent with the “Plan of Distribution” attached hereto as Exhibit D).

(j)  Nothwithstanding anything to the contrary in this Agreement, Investors holding a majority in interest of Registrable Securities may at any time, commencing two years after the Closing, waive the Company’s obligation to file and/or maintain the effectiveness of any Registration Statement.

6.2  Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

(a)  (i) Subject to Section 6.1(e), prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective, as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statement as provided in Section 6.1(h); (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably practical to any comments received from the SEC with respect to the Registration Statement or any amendment thereto; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act applicable to the Company with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Investors thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

(b)  Notify the Investors as promptly as reasonably practical, and (if requested by the Investors) confirm such notice in writing no later than two (2) Trading Days thereafter, of any of the following events: (i) any Registration Statement or any post-effective amendment is declared effective; (ii) the SEC issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (iii) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (iv) the financial statements included in any Registration Statement become ineligible for inclusion therein or any Registration Statement or Prospectus or other document contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)  Use its Best Efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as reasonably possible.

(d)  If requested by an Investor, provide such Investor, without charge, at least one conformed copy of any Registration Statement and each amendment thereto, including financial statements and schedules, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

(e)  Promptly deliver to each Investor, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Investors in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto to the extent permitted by federal and state securities laws and regulations.

(f)  Prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the selling Investors in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Investor requests in writing, to keep each such registration or qualification (or exemption therefrom) effective for so long as required, but not to exceed the duration of the Effectiveness Period, and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)  Cooperate with the Investors to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement and under law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Investors may reasonably request.

(h)  Upon the occurrence of any event described in Section 6.2(b)(iv), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)  Comply with all rules and regulations of the SEC under the Securities Act and the Exchange Act applicable to the Company in connection with the registration of the Securities.

(j)  It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of any particular Investor or to make any Event Payments set forth in Section 6.1(d) to such Investor that such Investor furnish to the Company the information specified in Exhibits B-1, B-2 and B-3 hereto and such other information regarding itself, the Registrable Securities and other shares of Common Stock held by it and the intended method of disposition of the Registrable Securities held by it (if different from the Plan of Distribution set forth on Exhibit D hereto) as shall be required under applicable federal and state securities laws to effect the registration of such Registrable Securities, and shall complete and execute such documents in connection with the registration as the Company may reasonably request.

6.3  Registration Expenses. The Company shall pay all fees and expenses incident to the performance of or compliance with Article VI of this Agreement by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the SEC, any Trading Market and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities), (c) messenger, telephone and delivery expenses incurred by the Company, (d) fees and disbursements of counsel for the Company, (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, (f) all listing fees to be paid by the Company to the Trading Market; and (g) fees and disbursements of a single counsel for the Investors in an amount not to exceed $25,000.

6.4  Indemnification

(a)  Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Investor, the officers, directors, partners, members, agents and employees of each of them, each Person who controls any such Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of any material breach of this Agreement by the Company or arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of Company prospectus or in any amendment or supplement thereto or in any Company preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, provided, however, that the Company shall not be liable in any such case to the extent that such Loss arises out of, or is based upon the use by an Investor of an outdated or defective Prospectus after the Company has notified the Investor in writing that the Prospectus is outdated or defective, or is based upon an untrue statement or omission or alleged untrue statement or omission made in such Registration Statement in reliance upon and in conformity with information furnished to the Company by or on behalf of such Investor in writing expressly for use therein, or to the extent that such information relates to such Investor or such Investor’s proposed method of distribution of Registrable Securities and was reviewed and approved in writing by such Investor for use in the Registration Statement (it being understood that the information provided by the Investor to the Company in Exhibits B-1, B-2 and B-3 and the Plan of Distribution set forth on Exhibit D, as the same may be modified by such Investor in writing constitutes information reviewed and expressly approved by such Investor in writing expressly for use in the Registration Statement), such Prospectus or such form of Prospectus or in any amendment or supplement thereto; provided further, however, that the Company shall not be liable to any Investor of Registrable Securities (or any partner, member, officer, director or controlling person of such Investor) to the extent that any such Loss is caused by an untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus if (i) (A) such untrue statement or omission is corrected in an amendment or supplement to the prospectus and (B) having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented or, if Rule 172 is then in effect, notified by the Company that such amended or supplemented prospectus has been filed with the SEC, such Investor thereafter fails to deliver such prospectus as so amended or supplemented, with or prior to, or, if Rule 172 is then in effect, such Investor fails to confirm that the prospectus as so amended or supplemented was deemed to be delivered prior to, the delivery of written confirmation of the sale of a Registrable Security to the person asserting the claim from which such Loss resulted or (ii) such Investor sold Registrable Securities in violation of such Investor’s covenant contained in Section 6.5.

(b)  Indemnification by Investors. Each Investor shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising out of any material breach of this Agreement by such Investor or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, in each case, on the effective date thereof, but only to the extent that (i) such untrue statements or omissions are based solely upon information regarding such Investor furnished to the Company by such Investor in writing expressly for use therein, or to the extent that such information relates to such Investor or such Investor’s proposed method of distribution of Registrable Securities and was reviewed and approved in writing by such Investor for use in the Registration Statement (it being understood that the information provided by the Investor to the Company in Exhibits B-1, B-2 and B-3 and the Plan of Distribution set forth on Exhibit D, as the same may be modified in writing by such Investor constitutes information reviewed and expressly approved by such Investor in writing expressly for use in the Registration Statement), such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the event of the use by an Investor of a defective or outdated Prospectus after the Company has informed such Investor that the Prospectus is defective or outdated. In no event shall the liability of any Investor hereunder (when combined with liability of such Investor under Section 6.4(d)) be greater in amount than the dollar amount of the net proceeds received by such Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)  Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of separate counsel shall be at the expense of the Indemnifying Party). It being understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding (including separate Proceedings that have been or will be consolidated before a single judge) be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be appointed by a majority-in-interest of the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding (and imposes no obligations or liabilities on the Indemnified Party).

All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within twenty (20) Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d)  Contribution. If a claim for indemnification under Section 6.4(a) or (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6.4(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6.4(d), no Investor shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Investor from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission (including pursuant to Section 6.4(b)). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

6.5  Dispositions. Each Investor agrees that, in connection with any sales of Registrable Securities by it pursuant to the Registration Statement, it will comply with the prospectus delivery requirements of the Securities Act as applicable to it and shall sell its Registrable Securities in accordance with the Plan of Distribution set forth in the Prospectus. Each Investor further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 6.2(b)(ii), (iii) or (iv), such Investor will discontinue disposition of such Registrable Securities under the Registration Statement until such Investor is advised in writing by the Company that the use of the Prospectus, or amended Prospectus, as applicable, may be used. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

6.6  No Piggyback on Registrations. Except as required pursuant to agreements listed on Schedule 3.1(p), neither the Company nor any of its security holders (other than the Investors in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities. The Company and all Investors acknowledge that certain of the Investors have, and may exercise, the right to include securities of the Company in the Registration Agreement pursuant to agreements listed on Schedule 3.1(p).

ARTICLE 7

MISCELLANEOUS

7.1  Termination. This Agreement may be terminated by the Company or any Investor, by written notice to the other parties, if the initial Closing has not been consummated by the third Business Day following the date of this Agreement; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

7.2  Fees and ExpensesEach party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, provided that the Company shall reimburse Vivo for its expenses relating to legal counsel and diligence in an amount not to exceed $75,000, upon presentation of reasonably detailed invoices for such exepnses and shall reimburse Care Capital Investments II, LP for its expenses relating to legal counsel and diligence in an amount not to exceed $30,000, upon presentation of reasonably detailed invoices for such exepnses. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of their applicable Securities. The Company shall pay the placement fee and reasonable expenses of the Placement Agent in connection with the sale and issuance of the Securities.

7.3  Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules, except that this agreement shall not supersede the confidentiality or non-disclosure agreements entered into by the Company and the Investor, or an affiliate thereof. At or after the Closing, and without further consideration, the Company will execute and deliver to the Investors and the Investors will execute and deliver to the Company such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

7.4  Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses, facsimile numbers and email addresses for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person.

7.5  Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the holders of at least 67% of the Registrable Securities held on the date of such amendment or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Investors under Article VI may be given by Investors holding at least a majority of the Registrable Securities to which such waiver or consent relates, and any such amendment shall be binding upon the Company and all holders of Registrable Securities.

7.6  Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.7  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided (i) such transferor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of (x) the name and address of such transferee or assignee and (y) the Registrable Securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (iv) such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investors,” and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement and with all laws applicable thereto.

7.8  No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnified Party is an intended third party beneficiary of Section 6.4 and (in each case) may enforce the provisions of such Sections directly against the parties with obligations thereunder.

7.9  Governing Law; Venue; Waiver of Jury TrialALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND INVESTORS HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY INVESTOR HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY INVESTOR, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND INVESTORS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

7.10  Survival. The representations, warranties and covenants contained herein shall survive the Closing.

7.11  Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

7.12  Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.13  Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

7.14  Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation (other than in connection with any action for temporary restraining order) the defense that a remedy at law would be adequate.

7.15  Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

7.16  Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor or any of its agents or employees shall have any liability to any other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no other Investor will be acting as agent of such Investor in connection with monitoring its investment hereunder. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ACURA PHARMACEUTICALS, INC.
By:
Name:	Andrew D. Reddick
Title:	President and Chief Executive Officer

Address for Notice:

Acura Pharmaceuticals, Inc.
616 N. North Court, Suite 120
Palatine, Illinois 60067
Facsimile No.:	(847)-705-5399
Telephone No.:	(847) 705-7709
Email:	areddick@acurapharm.com

With a copy to:

John P. Reilly, Esq.
Seiden Wayne LLC
2 Penn Plaza East
Newark, NJ 07105

Facsimile: 973-491-5555
Telephone: 973-491-3354
Email: jpr@seidenwayne.com

Investor Signature Page

By its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of the Securities Purchase Agreement dated as of August 20, 2007 (the “Securities Purchase Agreement”) between Acura Pharmaceuticals, Inc. and each of such Investors (as defined therein), as to the number of shares of Common Shares and the number of their Warrant Shares set forth on Exhibit A-1 hereto and/or Exhibit A-2 hereto, as applicable, and authorizes this signature page to be attached to the Securities Purchase Agreement or counterparts thereof.

Name of Investor:

Date:	By:
Name:
Title:

Address:

Telephone No.:
Facsimile No.:

Number of Units:
Aggregate Purchase Price: $

Agreed to and accepted this
20th day of August, 2007

ACURA PHARMACEUTICALS, INC.

By: ________________________________
Name:  Andrew D. Reddick
Title: President and Chief Executive Officer

Exhibits:
A-1 Schedule of Investors - Initial Closing Units Purchased
A-2 Schedule of Investors - Subsequent Closing units Purchased
A-3 Schedule of Bridge Loans being Converted
B Instruction Sheet for Investors
C Opinion of Company Counsel
D Plan of Distribution
E Transfer Agent Instructions
F Form of Warrant
G:  Company Officer’s Certificate
H: Company Secretary’s Certificate

Schedules:
3.1(a) Subsidiaries
3.1(d) Debt Repayment Triggering Event
3.1(f) Capitalization
3.1(g) SEC Reports
3.1(h)  Material Adverse Events
3.1(j) Compliance
3.1(p) Registration Rights
3.1(q) Takeover Protections
3.1(aa) Indebtedness
3.1(ff) Subsidiary Rights

Exhibit A-1

Schedule of Investors

Initial Closing Units Purchased

Investor	Units	Common Shares	Warrant Shares	Purchase Price
Vivo Ventures Fund VI, L.P.	4,963,636	19,854,444	4,963,636	$5,360,726.88 in cash
Vivo Ventures VI Affiliates Fund, L.P	36,364	145,456	36,364	$39,273.12 in cash
GCE Holdings LLC	17,864,814	71,459,256	17,864,814	$9.000.000 in cash and conversion of Bridge Loans on Exhibit A-3
Michael Weisbrot and Susan Weisbrot	138,888	555,552	138,888	Conversion of Bridge Loans on Exhibit A-3
CGM IRACustodian f/b/o Michael M. Weisbrot	185,185	740,740	185,185	$200,000 in cash
Dennis Adams	138,888	555,552	138,888	$100,000 in cash and conversion of Bridge Loans on Exhibit A-3
George Boudreau	138,888	555,552	138,888	$100,000 in cash and conversion of Bridge Loans on Exhibit A-3
Greg Wood	46,296	185,184	46,296	$50,000 in cash
Peter Stieglitz	46,296	185,184	46,296	$50,000 in cash
Ian Meierdiercks	46,296	185,184	46,296	$50,000 in cash
TOTAL	23,605,551	94,422,204	23,605,551

Exhibit A-2

Schedule of Investors

Subsequent Closing Units Purchased

Investor	Units	Common Shares	Warrant Shares	Purchase Price
None
TOTAL	0	0	0	$0

Exhibit A-3

Schedule of Bridge Loans Being Converted

Bridge Lender	Principal Amount of Bridge Loans Being Converted*
GCE Holdings LLC	$10,294,000
Dennis Adams	50,000
Michael & Susan Weisbrot	150,000
George Boudreau	$50,000

*All principal is being converted under this Agreement, and all accrued but unpaid interest shall be paid in cash by the Company at the initial Closing

Exhibit B

ACURA PHARMACEUTICALS, INC.

INSTRUCTION SHEET FOR INVESTOR

(to be read in conjunction with the entire Securities Purchase Agreement)

A.    Complete the following items in the Securities Purchase Agreement:

1.     Complete and execute the Investor Signature Page. The Agreement must be executed by an individual authorized to bind the Investor.

2.     Exhibit B-1 - Stock Certificate Questionnaire:
Provide the information requested by the Stock Certificate Questionnaire;

3.     Exhibit B-2 - Registration Statement Questionnaire:
Provide the information requested by the Registration Statement Questionnaire on or prior to August 27, 2007.

4.     Exhibit B-3 - Investor Certificate:
Provide the information requested by the Certificate for Corporate, Partnership, Trust, Foundation and Joint Investors (B-3).

5.     Return, via facsimile, the signed Securities Purchase Agreement, including the properly completed Exhibits B-1 and B-3 (and also provide the completed Exhibit B-2 on or prior to August 27, 2007), to:

Acura Pharmaceuticals, Inc.
616 N. North Court, Suite 120, Palatine, Illinois 60067
Attention: Andrew D. Reddick
Facsimile: (847)-705-5399
with a copy to:

Seiden Wayne LLC
Two Penn Plaza East Newark, NJ 07105
Attention: John P. Reilly
Facsimile: (973) 491-3555
E-mail: jpr@seidenwayne.com

6.
After completing instruction number 5 above, deliver the original signed Securities Purchase Agreement including the properly completed Exhibits B-1 and B-3 (and also provide the completed Exhibit B-2 on or prior to August 27, 2007) to:

B-1

Acura Pharmaceuticals, Inc.
616 N. North Court, Suite 120, Palatine, Illinois 60067
Attention: Andrew D. Reddick

with a copy to:

Seiden Wayne LLC
Two Penn Plaza East Newark, NJ 07105
Attention: John P. Reilly

B.    Instructions regarding the transfer of funds for the purchase of Securities are:

BankName	LaSalle National Bank
135 South LaSalle Street
Chicago, IL 60603 USA

Account Name	Acura Pharmaceuticals, Inc.
Account Number	5800103177
ABA#	071 000 505

Swift #	LASLU44
IBN #	DE805000 0000 00 5000 21 30

(a)  LaSalle National Bank Contact

Karen Peterson
Commercial Banking
135 South LaSalle Street
Chicago, Illinois 60603
312 904-8927
312 904-8802 (Fax)
B-2

Exhibit B-1

ACURA PHARMACEUTICALS, INC.

STOCK CERTIFICATE QUESTIONNAIRE

Please provide us with the following information:
1.	The exact name that the Securities are to be registered in (this is the name that will appear on the stock certificate(s)). You may use a nominee name if appropriate:

2.	The relationship between the Investor of the Securities and the Registered Holder listed in response to item 1 above:

3.	The mailing address, telephone and telecopy number of the Registered Holder listed in response to item 1 above:

4.	The Tax Identification Number of the Registered Holder listed in response to item 1 above:

B-1-1

Exhibit B-2

ACURA PHARMACEUTICALS, INC.

REGISTRATION STATEMENT QUESTIONNAIRE

In connection with the Registration Statement, please provide us with the following information regarding the Investor, on or prior to August 27, 2007.

1.    Please state your organization’s name exactly as it should appear in the Registration Statement:

______________________________________________________________________

Except as set forth below, your organization does not hold any equity securities of the Company on behalf of another person or entity.

State any exceptions here:

______________________________________________________________________

2.    Address of your organization:

______________________________________________________

______________________________________________________

Telephone: ___________________________

Fax: ________________________________

Contact Person: _______________________

3.    Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates? (Include any relationships involving you or your affiliates, officers, directors, or principal equity holders (5% or more) that has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.)

Yes _____ No _____

If yes, please indicate the nature of any such relationship below:

4.    Are you the beneficial owner of any other securities of the Company? (Include any equity securities that you beneficially own or have a right to acquire within 60 days after the date hereof, and as to which you have sole voting power, shared voting power, sole investment power or shared investment power.)

B-3-1

Yes _____ No _____

If yes, please describe the nature and amount of such ownership as of a recent date.

______________________________________________________________________

______________________________________________________________________

5.    If you are an entity, does any natural person have voting or investment power over the shares held by you?

_______  Yes   _______  No

If so, please state the person’s or persons’ names(s):

______________________________________________________________________

______________________________________________________________________

______________________________________________________________________

6. Except as set forth below, you wish that all the shares of the Company’s common stock beneficially owned by you or that you have the right to acquire from the Company in connection with the Securities Purchase Agreement be offered for your account in the Registration Statement.

State any exceptions here:

______________________________________________________________________

______________________________________________________________________

7. Have you made or are you aware of any arrangements relating to the distribution of the shares of the Company pursuant to the Registration Statement?

Yes _____ No _____

If yes, please describe the nature and amount of such arrangements.

B-3-2

NASD Questions
1. Are you (i) a “member”1 of the National Association of Securities Dealers, Inc. (the “NASD”), (ii) an “affiliate”2 of a member of the NASD, (iii) a “person associated with a member” or an “associated person of a member”3 of the NASD or (iv) an immediate family member4 of any of the foregoing persons? If yes, please identify the member and describe such relationship (whether direct or indirect), and please respond to Question Number 2 below; if no, please proceed directly to Question Number 3.

2. If you answered “yes” to Question Number 1, please furnish any information as to whether any such member intends to participate in any capacity in the private placement, including the details of such participation:

Description:

______________________________________________________________________

______________________________________________________________________

1    NASD defines a “member” as any broker or dealer admitted to membership in the NASD, or any officer or partner or branch manager of such a member, or any person occupying a similar status or performing a similar function for such a member.
2     The term “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is in common control with, the person specified. Persons who have acted or are acting on behalf of or for the benefit of a person include, but are not necessarily limited to, directors, officers, employees, agents, consultants and sales representatives. The following should apply for purposes of the foregoing:
  (i)   a person should be presumed to control a Member if the person beneficially owns 10% or more the outstanding voting securities of a Member which is a corporation, or beneficially owns a partnership interest in 10% or more of the distributable profits or losses of a Member which is a partnership;
  (ii)   a Member should be presumed to control a person if the Member and Persons Associated With a Member beneficially own 10% or more of the outstanding voting securities of a person which is a corporation, or beneficially own a partnership interest in 10% or more of the distributable profits or losses of a person which is a partnership;
  (iii)   a person should be presumed to be under common control with a Member if:
  (1) the same person controls both the Member and another person by beneficially owning 10% or more of the outstanding voting securities of a Member or person which is a corporation, or by beneficially owning a partnership interest in 10% or more of the distributable profits or losses of a Member or person which is a partnership; or
  (2) a person having the power to direct or cause the direction of the management or policies of the Member or such person also has the power to direct or cause the direction of the management or policies of the other entity in question.
3    The NASD defines a “person associated with a member” or an “associated person of a member” as being every sole proprietor, partner, equity owner, officer, director or branch manager of any member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who directly or indirectly controls or is controlled by such member (for example, any employee), whether or not any such person is registered or exempt from registration with the NASD.
4    Immediate family includes parents, mother-in-law, father-in-law, husband or wife, brother or sister, brother-in-law or sister-in-law, son-in-law or daughter-in-law, and children, or any other person who is supported, directly or indirectly, to a material extent, by a person associated with a member of the NASD or any other broker/dealer.

B-3-3

3. Are you or have you been an “underwriter or related person”5 or a person associated with an underwriter or related person, including, without limitation, with respect to the proposed public offering? If yes, please identify the underwriter or related person and describe such relationship (whether direct or indirect).

Yes _____ No _____

Description:

______________________________________________________________________

______________________________________________________________________

4. If known, please describe in detail any underwriting compensations, arrangements or dealings entered into during the previous twelve months, or proposed to be consummated in the next twelve months, between (i) any underwriter or related person, member of the NASD, affiliate of a member of the NASD, person associated with a member or associated person of a member of the NASD or any immediate family member thereof, on the one hand, and (ii) the Company, or any director, officer or stockholder thereof, on the other hand, which provides for the receipt of any item of value and/or the transfer of any warrants, options or other securities from the Company to any such person (other than the information relating to the arrangements with any investment firm or underwriting organization which may participate in the proposed public offering).

Description:

______________________________________________________________________

______________________________________________________________________

5. Have you purchased the securities in the ordinary course of business?

Yes _____ No _____

________________________
1  The term “underwriter or related person” includes underwriters, underwriters’ counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons, including members of the immediate family of such persons.

B-3-4

ACKNOWLEDGEMENT

The undersigned hereby agrees to notify the Company promptly of any changes in the foregoing information which should be made as a result of any developments, including the passage of time. The undersigned also agrees to provide the Company and the Company’s counsel any and all such further information regarding the undersigned promptly upon request in connection with the preparation, filing, amending, and supplementing of the Registration Statement (or any prospectus contained therein). The undersigned hereby consents to the use of all such information in the Registration Statement.

The undersigned understands and acknowledges that the Company will rely on the information set forth herein for purposes of the preparation and filing of the Registration Statement.

The undersigned understands that the undersigned may be subject to serious civil and criminal liabilities if the Registration Statement, when it becomes effective, either contains an untrue statement of a material fact or omits to state a material fact required to be stated in the Registration Statement or necessary to make the statements in the Registration Statement not misleading. The undersigned represents and warrants that all information it provides to the Company and its counsel is currently accurate and complete and will be accurate and complete at the time the Registration Statement becomes effective and at all times subsequent thereto and agrees to notify the Company immediately of any misstatement of a material fact in the Registration Statement or the omission of any material fact necessary to make the statements contained therein not misleading.

Dated: __________
______________________________
Name
______________________________
Signature
______________________________
Name and Title of Signatory

B-3-5

Exhibit B-3

ACURA PHARMACEUTICALS, INC.

CERTIFICATE

The undersigned certifies that the representations and responses below are true and accurate:

(a) If other than an individual, the investor has been duly formed and is validly existing and has full power and authority to invest in the Company. The person signing on behalf of the undersigned has the authority to execute and deliver the Securities Purchase Agreement on behalf of the Investor and to take other actions with respect thereto.

(b) Indicate the form of entity of the undersigned:

____	Individual
____	Limited Partnership
____	General Partnership
____	Limited Liability Company
____	Corporation
____	Revocable Trust (identify each grantor and indicate under what circumstances the trust is revocable by the grantor): (Continue on a separate piece of paper, if necessary.)
____	Other type of Trust (indicate type of trust and, for trusts other than pension trusts, name the grantors and beneficiaries): (Continue on a separate piece of paper, if necessary.)
____	Other form of organization (indicate form of organization ( )

(c) If other than an individual, indicate the approximate date the undersigned entity was formed: _____.

(d) In order for the Company to offer and sell the Securities in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as an investor in the Company.

____ 1.
the undersigned had individual income (exclusive of any income attributable to spouse) of more than $200,000 in each of the most recent two years or joint income with the undersigned's spouse in excess of $300,000 in each of such years and reasonably expects to have income of at least the same level for the current year.

B-3-6

____ 2.
the undersigned had individual income (exclusive of any income attributable to spouse) of more than $200,000 in each of the most recent two years or joint income with the undersigned's spouse in excess of $300,000 in each of such years and reasonably expects to have income of at least the same level for the current year.

___ 3.
a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

___ 4.	a broker or dealer registered pursuant to Section 15 of the Exchange Act;

___ 5	an insurance company as defined in Section 2(13) of the Securities Act;

___ 6.	an investment company registered under the Investment Company Act of 1940, as amended, or a business development company as defined in Section 2(a)(48) of such Act;

___ 7.	a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

___ 8.
a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

___ 9.
an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

___ 10.	a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

___ 11.
an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

___ 12.
a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule  506(b)(2)(ii) under the Exchange Act;

B-3-7

___ 13.
an entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies:

(Continue on a separate piece of paper, if necessary.)

(e) Please set forth in the space provided below the (i) states, if any, in the U.S. in which you maintained your principal office during the past two years and the dates during which you maintained such principal office in each state, (ii) state(s), if any, in which you are incorporated or otherwise organized and (iii) if an individual, the state(s), if any, in which you pay income taxes.

Dated: August __, 2007

Name of investor

Signature and title of authorized officer, partner or trustee

B-3-8

Exhibit C

OPINION OF COMPANY CORPORATE COUNSEL

1.  The Company is duly incorporated, validly existing and in good standing under the New York Business Corporation Law and has the corporate power to own and lease the properties it purports to own and lease, to conduct the business in which it is engaged and to execute and deliver, and to perform its obligations under, this Agreement, including to issue and deliver the Common Shares and the Warrants hereunder.

2. This Agreement has been duly authorized, executed and delivered by the Company.

3. The Common Shares have been duly authorized and, upon issuance and delivery thereof and payment therefor pursuant to this Agreement, will be validly issued, fully paid and non-assessable and free of any pre-emptive or similar rights. The Warrants have been duly authorized and upon issuance and delivery thereof and payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable and free of any pre-emptive or similar rights. The Warrant Shares have been duly authorized, and if issued upon the exercise of the Warrants on the Closing Date in accordance with the terms of the Warrants, the Warrant Shares would be validly issued, outstanding, fully paid and nonassessable and free of any pre-emptive or similar rights.

4. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, sale, issuance and delivery of the Common Shares and the Warrants has been taken.

5. Neither the execution and delivery of, nor the performance of the Company’s obligations under, this Agreement, including the issuance and delivery of the Common Shares and the Warrants, by the Company will violate or conflict with, result in a breach of, or constitute a default under, (a) the Restated Certificate of Incorporation or the Restated By-Laws of the Company or (b) or any provision of any applicable federal or state law, rule or regulation that in our experience is generally applicable to transactions of the type contemplated by this Agreement.

6. Except as identified in the Agreement, and as disclosed in filings with the Securities and Exchange Commission, to our knowledge there are no actions, suits, proceedings or investigations pending against the Company or its properties before any court or governmental agency nor, to our knowledge, has the Company received any written threat thereof.

C-1

7. Except for compliance with the securities or blue sky laws of the various states, as to which we express no opinion, and registration of the Shares under the Securities Act, no approval, authorization or other action by any governmental authority or Eligible Market or filing with any such authority (other than any filing solely for information purposes or to obtain action that is not the subject of governmental discretion) that has not been obtained or accomplished is required by the Company for the valid execution and delivery of, or the performance of its obligations under, this Agreement, by the Company, including the issuance and delivery of the Common Shares and the Warrants by the Company thereunder.

8. Based in part on the representations and warranties and covenants of the Investors set forth in Sections 3.2 and 4.1 of this Agreement, the offer and sale of the Common Shares and the Warrants pursuant to the terms of this Agreement are exempt from the registration requirements of the Securities Act.

C-2

Exhibit D

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

D-1

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.

D-2

Exhibit E

COMPANY TRANSFER AGENT INSTRUCTIONS

_____________________, 2007

VIA FACSIMILE (212-616-7608) AND REGULAR MAIL

Continental Stock Transfer & Trust Company
Compliance Department
17 Battery Place
New York, New York 10004-1123
Attn: Mr. Roger BernHammer, VP

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement, dated as of [__] [__], 2007 (the “Agreement”), by and among Acura Pharmaceuticals, Inc., a New York corporation (the “Company”), and the investors named on Exhibits A-1 and A-2 attached thereto (collectively, the “Holders”), pursuant to which the Company is issuing shares of its Common Stock, par value $0.01 per share (the “Common Stock”), and warrants to purchase shares of Common Stock (the “Warrants”) to the Holders.

This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue certificates representing (a) the shares of the Common Stock issued pursuant to the Agreement (the “Common Shares”) upon transfer or resale thereof in accordance with the terms thereof and (b) the shares of the Common Stock issued upon the exercise of the Warrants (the “Warrant Shares”) to or upon the order of a Holder from time to time upon delivery to you of a properly completed and duly executed Notice of Exercise, in the form attached to the Warrants, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon.

You acknowledge and agree that so long as you have previously received (a) written confirmation from the Company’s legal counsel that either (i) a registration statement covering the resale of the Common Shares and the Warrant Shares has been declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) sales of the Common Shares or the Warrant Shares may be made in conformity with Rule 144 under the Securities Act (“Rule 144”), (b) if applicable, a copy of such registration statement and (c) notice from legal counsel to the Company or any Holder that a transfer of Common Shares or the Warrant Shares has been effected either pursuant to such registration statement (and a prospectus delivered to the transferee, unless such a prospectus is deemed to have been delivered pursuant to Rule 172 under the Securities Act) or pursuant to Rule 144, then, unless otherwise required by law, within three (3) business days of your receipt of the notice referred to in clause (c) above, you shall issue the certificates representing the Common Shares or the Warrant Shares, as the case may be, so sold to the transferees registered in the names of such transferees, and such certificates shall not bear any legend restricting transfer of the Common Shares or the Warrant Shares, as the case may be, thereby and should not be subject to any stop-transfer restriction; provided, however, that if such Common Shares and Warrant Shares are not registered for resale under the Securities Act or able to be sold under Rule 144 and you have received an opinion from the Company’s legal counsel that the issuance of the Common Shares and Warrant Shares and the transfer of such Shares and Warrant Shares is an exempt transaction under the Securities Act, then the certificates for such Common Shares and/or Warrant Shares shall bear the legend attached hereto as Schedule A.

A form of written confirmation (to be used in connection with any sale) from the Company’s legal counsel that a registration statement covering resales of the Common Shares and the Warrant Shares has been declared effective by the SEC under the Securities Act is attached hereto as Annex I.

Please be advised that the Holders are relying upon this letter as an inducement to enter into the Agreement and, accordingly, each Holder is a third-party beneficiary to these instructions.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions.

Very truly yours,

ACURA PHARMACEUTICALS, INC.

By:
Name: Andrew D. Reddick
Title: President and Chief Executive Officer

THE FOREGOING INSTRUCTIONS ARE
ACKNOWLEDGED AND AGREED TO
this [__] day of [__], 2007

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

Enclosures

SCHEDULE A

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

Annex I

FORM OF NOTICE OF EFFECTIVENESS OF REGISTRATION STATEMENT

[_____], 2007

Continental Stock Transfer & Trust Company
Compliance Department
17 Battery Place
New York, New York 10004-1123
Attn: Mr. Roger BernHammer, VP

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement, dated as of August 20, 2007 (the “Agreement”), by and among Acura Pharmaceuticals, Inc., a New York corporation (the “Company”), and the investors named on Exhibits A-1 and A-2 attached thereto (collectively, the “Holders”), pursuant to which the Company is issuing shares of its Common Stock, par value $0.01 per share (the “Common Stock”), and warrants to purchase shares of the Common Stock (the “Warrants”) to the Holders.

Pursuant to the Agreement, the Company has agreed, among other things, to register the resale of the Registrable Securities (as defined in the Agreement), including the shares of Common Stock issuable upon exercise of the Warrants under the Securities Act of 1933, as amended (the “Securities Act”). In connection with such agreement, on [_____], 2007, the Company filed a Registration Statement on Form S-1 (File No. 333-[_____]) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities, which names each of the Holders (or transferees thereof) as a selling stockholder thereunder.

In connection with the foregoing, I advise you that a member of the SEC’s staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the Securities Act at [_____] on [_____], 2007, and I have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the Securities Act pursuant to the Registration Statement.

Very truly yours,
[Legal Counsel]

By:_____________________
cc: [List Names of Holders]

Exhibit F

FORM OF WARRANT

F-1

Exhibit G

FORM OF NOTE

G-1